EXHIBIT J

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 2 to the registration statement on Form N-1A of TT International U.S.A. Feeder Trust of our report dated September 28,2000, relating to the financial statement of TT EAFE Mutual Fund, which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Independent Auditors" in such Statement of Additional Information.



PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 28, 2000